Exhibit H-1

                        Legal Basis for Retention of
                  Nonutility Businesses of FPL Group, Inc.

         FPL Group, Inc. ("FPL Group"), incorporated in 1984 under the laws of Florida, is a diversified energy holding company that, through its direct and indirect subsidiaries, engages in various energy-related and nonutility businesses. FPL Group owns directly all of the voting securities of one utility company, Florida Power & Light Company ("FPL"). FPL Group also owns all of the voting securities of FPL Group Foundation, Inc ("FPL Group Foundation"), a not-for-profit corporation which engages in charitable enterprises, and of FPL Group Capital Inc ("FPL Group Capital"), which holds the capital stock of and provides funding for FPL Group's operating subsidiaries other than FPL, including FPL Energy, Inc. ("FPL Energy"), an unregulated energy generating subsidiary. In addition, FPL Group owns 50% of the outstanding capital stock of WCB Holding Corp., a Delaware corporation created for purposes of effecting the merger of FPL Group and Entergy Corp.

         A complete description of the nonutility activities of these subsidiaries is provided below, along with the basis for retention of each company or activity.


I.       NONUTILITY ACTIVITIES OF FPL AND ITS SUBSIDIARIES

         FPL is a rate-regulated electric utility company that provides retail electric service to approximately 3.8 million customers. FPL also engages directly in certain nonutility activities. First, FPL provides gas marketing services to retail gas customers within Florida.1 Second, FPL provides certain energy-related services to third parties in its service territory. Such services include, for example, thermal scanning and tank rentals utilizing resources and personnel who perform these same funtions for FPL.2 Third, FPL engages in certain other nonutility enterprises through the following wholly-owned subsidiaries:

         1. FPL Enersys, Inc., a Florida corporation, which investigates and pursues opportunities for the development or acquisition of energy systems;3

         2. FPL Energy Services II, Inc., a Florida corporation and direct subsidiary of FPL Enersys, Inc., which provides marketing services for energy conservation measures;4

         3. FPL Services, a partnership held by FPL Enersys, Inc. and FPL Energy Services II, Inc., which provides marketing, development, design, installation, construction, financing and servicing of energy conservation measures;5

         4. FPL Historical Museum, Inc., a Florida not-for-profit corporation, established for the purpose of collecting, storing, and displaying historical artifacts relating to the electric industry and FPL.6

         5. KPB Financial Corp., a Delaware corporation, which maintains and manages intangible assets on behalf of FPL, primarily FPL's storm fund assets and all its receivable balances;7


II.      FPL GROUP FOUNDATION

         FPL Group Foundation, a Florida not-for-profit corporation (the "Foundation"), was organized in December 1987 to provide financial assistance to charitable, scientific and educational organizations predominantly within Florida. The Foundation receives contributions from FPL, which are invested in highly liquid financial instruments. The Foundation also has an "Educational Matching Gift Program" designed to match contributions of FPL Group employees to colleges, universities and other educational institutions.8

III.     FPL GROUP CAPITAL

         FPL Group Capital9 is an intermediate holding company formed by FPL Group to aggregate its nonregulated electricity generating businesses and other nonutility subsidiaries. FPL Group Capital engages in these activities through the following wholly-owned subsidiaries:

         1. CAS Investments, Inc., a Delaware corporation, is a financing subsidiary that exists to lend money to FPL Group Capital.10

         2. FPL Energy Services, Inc., a Florida corporation, was established to provide ongoing energy-related services and to implement energy programs, such as conservation programs.11 FPL Energy services has two direct subsidiaries, EDMPRO.COM and FPL Thermal Systems, Inc., both Florida corporations. EDMPRO.COM is a data management company12 and FPL Thermal Systems builds, owns and operates a district cooling facility in Florida. 13

         3. FPL FiberNet, LLC, a Florida corporation, sells wholesale fiber-optic network capacity to FPL and other new and existing customers, primarily telephone, cable television, internet and other telecommunications companies. FPL FiberNet, LLC is in the process of filing an application with the Federal Communications Commission requesting a determination of "exempt telecommunications company" ("ETC") status pursuant to Section 34 of the Act.

         4. HJT Holdings, Inc. and LCR Holdings, Inc., both incorporated in Delaware, together own SRM Investments, L. P., a Delaware limited partnership, which owns EMB Investments, Inc. a Delaware corporation. EMB Investments, Inc., is a financing subsidiary which holds loans to its affiliates.14

         5. Palms Insurance Company, Limited,15 incorporated under the laws of the Cayman Islands, B.W.I., operates as a captive insurance company primarily engaged in reinsuring liability insurance coverage for FPL Group, Inc. and its subsidiaries.

         6. FPL Holdings Inc, incorporated in Florida, holds the common stock of Colonial Penn Capital Holdings, Inc., a Delaware corporation, which in turn holds the capital stock of Bay Loan and Investment Bank, a Rhode Island corporation ("Bay Loan"). Bay Loan was at one time owned by an insurance subsidiary that was sold approximately ten years ago. Bay Loan is in the process of being liquidated.

         7. FPL Investments Inc, incorporated in Florida, manages a leveraged lease portfolio, including a 90 percent interest in FPL-BT Ventures, a Delaware corporation, which has leveraged lease investments in a transponder in orbit.16

         8. West Boca Security, Inc., a Delaware corporation, holds a note receivable from the sale of a partnership interest in a cable business.17

         9. Alandco, Inc., Qualtec Professional Services, Inc., FPL Group Holdings 1, Inc., FPL Group Holdings 2, Inc., and Turner Foods Corporation, all incorporated in Florida, and Praxis Group, Inc., a Delaware corporation, are all inactive as of December 31, 2000.

         10. FPL Energy,18 an intermediate nonutility holding company, was formed in 1998 to aggregate FPL Group's existing unregulated energy-related operations. FPL Energy wholly-owns the following subsidiaries:

                  a. FPL Energy Maine, Inc., a Delaware corporation, and its subsidiaries FPL Energy Cape, LLC, FPL Energy Maine Holdings, LLC, AVEC Holdings, LLC, FPL Energy Maine AVEC, LLC, Aroostock Valley Electric Company, FPL Energy Maine Hydro LLC, Androscoggin Reservoir Company, Gulf Island Pond Oxygenation Project Partnership, Kennecbec Hydro Resources, Inc., Merimil Limited Partnership, Kennebec Water Power Company, Inc., FPL Energy Maine Operating Services LLC, FPL Energy Mason LLC, FPL Energy Spruce Point LLC, FPL Energy Wyman LLC and FPL Energy Wyman IV LLC, all incorporated in Maine, collectively own a total of 755 megawatts of fossil generation, 373 megawatts of hydro generation, and 31 megawatts of waste wood generation. Each of FPL Maine, Inc. and its subsidiaries is either an exempt wholesale generator ("EWG") under Section 32 of the Act19 or a qualifying facility ("QF") within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended.20

                  b. BAC Investment Corp., a Delaware corporation, manages FPL Energy's intangible assets, primarily loans receivable.21

                  c. FPL Energy Power Marketing, Inc.,22 a Florida corporation, provides retail marketing services to FPL Energy and its energy projects.

                  d. FPL Energy Project Management, Inc., incorporated in Florida, provides regional office support to FPL Energy and its energy projects.23

                  e. Square Lake Holdings, Inc., a Delaware corporation, which is inactive.

                  f. FPL Group International, Inc., a Florida corporation, which in the past participated in energy projects outside of the United States through its direct subsidiaries. FPL Group International and each of its subsidiaries (listed herein) are inactive as of December 31, 2000:
Crete I Cayman, Inc.; Crete II Cayman, Inc.; Crete III Cayman, Inc.; Faeto Cayman, Inc.; FPL Energy Brazil I, LLC; FPL Energy Brazil II, LLC; FPL Group Argentina, Inc.; FPL Group International South America, Inc. (and its subsidiaries FPL Group International Brazil (Cayman) I, Inc., FPL-I Brazil, LTDA, and FPL Group International Brazil (Cayman) II, Inc.); FPL Group International South America II, Inc.; FPL-I TPP, Inc. (and its subsidiaries FPL-I TPP (Cayman), FPL-I TPP II (Cayman)); FPL-I Termelectrica do Polo Gas Sal (Cayman) (and its subsidiary FPL-I Termelectricia do Polo Gas Sal II (Cayman)); FPL Termocandelaria, Inc.; FPL International Holdings II, Inc.; Owenreagh Cayman, Inc.; FPL International Investment Company; FPL Mamonal, Inc.; Karaha Bodas Investment Corp. (and its subsidiaries Java Geothermal Company, LLC, and Karaha Bodas Company, LLC); Monte San Giorgio Cayman, Inc.; Mynydd Gordu Cayman, Inc.; Riva-Caleone Cayman, Inc.; San Bartolomeo Cayman, Inc.; and, Werfa Cayman, Inc.

                  g. ESI Energy, LLC,24 a Florida corporation, an intermediate holding company which participates in domestic energy projects through the following subsidiaries:

                           (i) Badger Windpower, LLC, a Delaware limited
liability corporation and, is constructing a 25 megawatt wind farm located in Montfort, Wisconsin.25

                           (ii) Birch Limited Partnership,26 a Pennsylvania
limited partnership, in which ESI Energy holds a 66% interest, holds an investment in a coal-fired QF located in Gilberton, PA.

                           (iii) Dry Fork Power Company, LLC,27 a Delaware
limited liability company, and FPLE Energy Dry Fork, LLC,28 a Delaware limited liability company, collectively hold an option to purchase 128 acres of land in Pittsylvania County, Virginia related to future development of a gas project.

                           (iv) ESI Altamont Acquisitions, Inc.,29 a
Florida corporation, an intermediate holding company that owns collectively a 50% interest in: Green Ridge Power LLC; USW Land Corporation; Altamont Infrastructure Company LLC; U.S. Windpower Transmission Corporation; and Green Ridge Services LLC. These subsidiaries comprise an 18 megawatt wind-powered QF located in California.30

                           (v) ESI Bay Area, Inc. and ESI Bay Area GP,
Inc., both incorporated in the State of Florida, own (A) a 20% interest in Windpower Partners 1989, a California partnership, and KW Solano Transmission, Inc., a Delaware corporation, and (B) collectively a 50% interest in Windpower Partners 1990, LP, and Windpower Partners 1991, LP, Windpower Partners 1991-92, LP, and Windpower Partners 1992, LP, each California limited partnerships, and KW San Gorgonio Transmission, Inc., a Delaware corporation. These entities comprise a 172 megawatt wind QF located in California.31

                           (vi) ESI Brady Inc.,32 and ESI LP, Inc.,33 both
Florida corporations, intermediate holding companies each of which owns a 50% interest in ESI BH Limited Partnership,34 which in turn owns a 50% interest in Brady Power Partners,35 a 32 mw geothermal QF located in Nevada.

                           (vii) ESI California Holdings, Inc., a
California corporation, and its wholly-owned subsidiaries CH Ormesa, Inc., CH Ormesa LP, Inc., CH Posdef, Inc., CH Posdef LP, Inc. and ESI Sky River, Inc. own interests in QF projects in California.36 CH Posdef, Inc., CH Posdef LP, Inc. and their wholly-owned subsidiary Acme Posdef Partners, LP own an effective 50% interest in Posdef Power Company, LP, a 44 megawatt coal-fired QF located in California. ESI Sky River, Inc. and its wholly owned subsidiary ESI Sky River Limited Partnership own a 50% interest in Sky River Partnership, Sagebrush Partner Fifteen, Inc., and Sagebrush
(GOP), which collectively own a 77 megawatt wind-powered QF located in California. CH Ormesa, Inc. and CH Ormesa LP, Inc. and their wholly-owned subsidiary Acme Ormesa II Partners, LP along with FPL East Mesa Holdings, LLC, FPL Energy East Mesa, LLC and FPL Energy Geo East Mesa Partners, Inc. collectively own a 50% interest in a 93.5 megawatt geothermal QF located in California through the following entities: East Mesa Partners (GP), Ormesa Geothermal II (GP), Ormesa Operators (GP), ESI Ormesa Debt Holdings, LLC, ESI Ormesa Holdings, Inc., ESI Ormesa Holdings I LLC, ESI Ormesa IE Equity, Inc., ESI Ormesa Equity Holdings LLC, ESI Ormesa 1E Resource LLC, ESI Ormesa IH Equity LLC, ESI Ormesa IH Resource LLC, East Mesa Geothermal LLC, GEM Resources, LLC.

                           (viii) ESI Cherokee GP, Inc., ESI Cherokee LP,
Inc., ESI Cherokee Holdings, Inc., all Florida corporations, and their subsidiaries ESI Cherokee County, LP, and ESI Cherokee MGP, Inc., collectively own a 50% interest in Cherokee County Cogeneration Corp. and Cherokee County Cogeneration Partners, LP, which hold a 98 megawatt gas-fired combined cycle QF located in South Carolina.37

                           (ix) ESI Doswell GP, Inc., a Florida
corporation, and ESI LP, Inc., a Florida corporation, and their subsidiaries Doswell I, Inc. and Doswell Limited Partnership, collectively own 100% of a 708 megawatt gas-fired combined cycle EWG located in Virginia.38

                           (x) ESI Double "C", Inc., a Florida corporation,
owns through its subsidiaries ESI CC Limited Partnership and Double "C" Limited a 25% interest in a 49.8 megawatt gas-fired QF located in California.39

                           (xi) ESI Kern Front, Inc., a Florida
corporation, owns through its subsidiaries ESI KF Limited Partnership and Kern Front Limited an 18.75% interest in a 49.8 megawatt gas-fired QF located in California.40

                           (xii) ESI Sierra, Inc., a Florida corporation,
owns through its subsidiaries ESI HS Limited Partnership and High Sierra Limited, a 45% interest in a 49.8 megawatt gas-fired QF located in California.41

                           (xiii) ESI Ebensburg, Inc. and ESI LP, Inc.,
both Florida corporations, along with their subsidiaries ESI Ebensburg, LLC, ESI Ebensburg GP, Inc., ESI Ebensburg, LP, ESI Ebensburg LP, Inc., each of which is a Florida corporation, collectively own a 20% interest in Ebensburg Investors Limited Partnership and Ebensburg Power Company, a 47.3 megawatt coal-fired QF located in Pennsylvania.42

                           (xiv) ESI LP, Inc., and its subsidiaries ESI
Montgomery County, LLC, ESI Montgomery County GP, Inc., ESI Montgomery County, LP, and ESI Montgomery County LP, Inc., each of which is a Florida corporation, collectively own a 40% interest in Montenay Montgomery Limited Partnership, a 27.1 megawatt waste-to-energy QF located in Pennsylvania.43

                           (xv) ESI Mojave, Inc., incorporated in Florida,
and its subsidiary ESI Mojave LLC, both Delaware corporations, collectively own a 50% interest in Mojave 16/17/18 LLC, an 85mw wind-powered QF located in California.44

                           (xvi) ESI Multitrade LP, Inc. and ESI
Pittsylvania, Inc., both Florida corporations, collectively own a 40% interest in Multitrade of Pittsylvania County, LP, an 80 megawatt wood-burning QF located in Virginia.45

                           (xvii) ESI Northeast Energy GP, Inc. and ESI
Northeast Energy LP, Inc., both Florida corporations, collectively own 50% of Northeast Energy LP, Northeast Energy, LLC, Northeast Energy Associates, North Jersey Energy Associates and ESI Tractebel Urban Renewal Corp., which represent collectively 590 megawatts of gas-fired combined cycle QFs located in Massachusetts and New Jersey.46

                           (xviii) ESI NE Fuel Management, Inc, 47 a
Florida corporation, provides fuel management services to the QF projects in which ESI Northeast Energy GP, Inc. and ESI Northeast Energy, LP., Inc. hold interests.

                           (xix) ESI Northeast Energy Acquisition Funding,
Inc., a Florida corporation, which owns 50% of ESI Tractebel Acquisition Corp., which services debt to Northeast Energy LP;48 and, ESI Northeast Energy Funding, Inc., a Delaware corporation, which owns 37.5% of ESI Tractebel Funding, Corp, which services debt to both Northeast Energy Associates and North Jersey Energy Associates.49

                           (xx) ESI Hawkeye Power, LLC, a Florida
corporation, and its subsidiary Hawkeye Power Partners, LLC, a Delaware corporation, collectively own 100% of a 42 megawatt wind-powered EWG located in Iowa.50

                           (xxi) ESI Tehachapi Acquisitions, Inc., a
Florida corporation, owns a 50% interest through Cameron Ridge LLC, Windco LLC, Altamont Power LLC, Altamont Power 1998 LLC, collectively, a 73.5 megawatt wind-powered QF located in California.51

                           (xxii) ESI Vansycle GP, Inc., ESI Vansycle LP,
Inc., and their subsidiary ESI Vansycle Partners, LP, each of which is organized under the laws of Florida, collectively own 100% of a 25 megawatt wind-powered EWG located in Oregon.52

                           (xxiii) ESI Victory, Inc., a Florida
corporation, and its subsidiary ESI VG Limited Partnership, collectively own a 50% interest in a 22 megawatt wind-powered QF located in California through Victory Garden Phase IV Partnership, Sagebrush Partner Sixteen, Inc., and Sagebrush.53

                           (xxiv) ESI West Texas Energy, Inc. and ESI West
Texas Energy LP, LLC, and their subsidiary West Texas Wind Energy Partners, LP, all organized under the laws of Delaware, collectively own 100% of a 75 megawatt wind-powered EWG located in Texas.54

                           (xxv) UFG Holdings, Inc., a Delaware
corporation, manages intangible assets for ESI Energy subsidiaries, primarily loans receivable.55

                           (xxvi) FPL Energy Bastrop GP, Inc. and FPL
Energy Bastrop LP, LLC, both Florida corporations, collectively own 50% of Bastrop Energy Partners, LP, which is developing a 536 megawatt gas-fired QF located in Texas.56

                           (xxvii) FPL Energy Bellingham, Inc. and FPL
Energy Bellingham, LLC, both organized under the laws of Florida, and their wholly owned subsidiary IDC Bellingham, LLC, are in the process of developing a green field gas-fired 525 megawatt plant located in Massachusetts.57

                           (xxviii) FPL Energy Calhoun I, LLC and its
subsidiary Calhoun Power Company I, LLC, both Florida corporations, collectively are developing a 668 megawatt gas-fired facility located in Alabama.58

                           (xxix) FPL Energy California Wind, LLC and its
subsidiaries FPL Energy Pacific Crest Partner, LLC, and ESI Cannon Acquisitions LLC, each a Delaware limited liability company, collectively own a 50% interest in a 72 megawatt wind-powered QF located in California through Pacific Crest Power, LLC, Ridgetop Power Corporation and Ridgetop Energy, LLC.59

                           (xxx) FPL Energy Everett LLC, a Delaware limited
liability company, and its subsidiary Northwest Power Company, LLC, a Washington limited liability company, are developing a 248 megawatt gas-fired plant in Washington.60

                           (xxxi) FPL Energy Forney, Inc., a Florida
corporation, and FPL Energy Forney, LLC, a Delware limited liability company, along with their subsidiaries FPL Forney LP, LP and FPLE Forney Pipeline, LP own 95% of a 1,774 megawatt gas-fired plant under construction in Texas.61

                           (xxxii) FPL Energy Hancock County Wind, LLC and
FPL Energy Hancock County Wind Farm, LLC, both Delaware limited liability companies, are in the process of developing a potential wind facility site in Iowa.62

                           (xxxiv) FPL Energy Lake Benton Acquisitions, LLC
and its subsidiary Lake Benton Power Partners II, LLC, both Delaware limited liability companies, collectively own a 103.5 megawatt wind-powered EWG located in Minnesota.63

                           (xxxv) FPL Energy Linfield, LLC, a Delaware
limited liability company, and its subsidiary Limerick Partners, LLC, a Connecticut limited liability company, are in the process of developing a 564 megawatt gas-fired plant in Pennsylvania.64

                           (xxxvi) FPL Energy Marcus Hook LLC and its
subsidiaries FPL Energy MH700, LLC and FPL Energy Marcus Hook, LP, all organized under the laws of Delaware, own 100% of a 744 megawatt gas-fired plant under construction in Pennsylvania.65

                           (xxxvii) FPL Energy MH50 GP, LLC and FPL Energy
MH50 LP, LLC, and their subsidiary FPL Energy MH50, LP, all of which are organized under the laws of Delaware, collectively own a 100% interest in a 50 megawatt gas-fired combined cycle EWG located in Pennsylvania.66

                           (xxxviii) FPL Mojave Operating Services, LLC, a
Delaware limited liability company, provides operating and maintenance services for FPL Energy's wind projects.67

                           (xxxix) FPL Energy Morwind, LLC, a Delaware
limited liability company, owns 50% of TPC Windfarms LLC, a 29 megawatt wind-powered QF located in California.68

                           (xxxx) FPL Energy Operating Services, Inc., a
Florida corporation, provides operating and maintenance services and fuel procurement for FPL Energy's projects.69

                           (xxxxi) FPL Energy Paris GP, Inc. and FPL Energy
Paris LP, LLC, both organized under the laws of Delaware, and their subsidiaries Lamar Power Partners, LP, Intexco I LP, LLC, Intexco I, LP, collectively own a 99% interest in a 1,000 megawatt gas-fired combined cycle EWG located in Texas.70

                           (xxxxii) FPL Energy Sacramento Power, LLC, a
Delaware limited liability company, is developing a 500 megawatt gas-fired combined cycle plant located in California.71

                           (xxxxiii) FPL Energy Pecos Wind I GP, Inc. and
FPL Energy Pecos Wind II GP, Inc., both Florida corporations, and FPL Energy Pecos Wind I LP, LLC and FPL Energy Pecos Wind II LP, LLC, both Delaware limited liability companies, an their subsidiaries FPL Energy Pecos Wind I, LP and FPL Energy Pecos Wind II, LP, collectively own 100% of a 160 megawatt wind-powered QF under construction in Texas.72

                           (xxxxiv) FPL Energy Vansycle, LLC, a Florida
limited liability company, is developing up to a 300 megawatt wind-powered generation facility located in Washington.73

                           (xxxxv) FPLE Rhode Island State Energy GP, Inc.,
a Florida corporation, and FPLE Rhode Island State Energy LP, LLC, a Delaware limited liability company, collectively own 100% of a 535 megawatt gas-fired combined cycle EWG under construction in Rhode Island.74

                           (xxxxvi) Hyperion VIII, Inc. and Hyperion IX,
Inc., both Florida corporations, and their subsidiaries Harper Lake Company VIII and HLC IX Company,75 collectively own 50% of Luz Solar Partners LTD VIII and Luz Solar Partners LTD IX, which in turn collectively own 160 megawatts of solar-powered QFs in California.76

                           (xxxxvii) FPL Energy Solar Funding Corp., a
Florida corporation, an intermediate holding company77 that holds a 50% interest in FPL Energy Caithness Funding Corporation,78 which services debt for both Luz Solar Partners LTD VIII and Luz Solar Partners LTD IX.

                           (xxxxviii) High Desert Land Acquisition LLC, a
Delaware corporation, holds land in California for future project development purposes.79

                           (il) MES Financial Corp., Northern Cross
Investments, and Sullivan Street Investments, Inc., each a Delaware corporation, manage intangible assets, primarily loans receivable, for ESI Energy subsidiaries.80

                           (l) Midway Power is in the process of developing
a green field gas-fired project located in California.81

                           (li) Philadelphia Refinery Generation, LLC and
its subsidiaries FPL Energy PRG, LLC and Philadelphia Refinery Generation, LP, all organized under the laws of Delaware, are in the process of developing a 500 megawatt gas-fired combined cycle cogeneration plant located in Pennsylvania.82

                           (li) Southern Sierra Power, LLC, a Delaware
limited liability company, is in the process of developing a green field wind project located in California.83

                           (lii) Each of the following subsidiaries, all
inactive as of December 31, 2000 (states of incorporation in parenthesis):

                  Alpha Joshua (Prime), Inc. (California)
                  Alpha Mariah (Prime), Inc. (California)
                  Beta Mariah (Prime), Inc. (California)
                  Beta Willow (Prime), Inc. (California)
                  ESI Antilles, Inc. and its subsidiaries Power
                        Barge Antilles, LP and PBA Jamaica
                        Limited (Florida)
                  ESI Antilles LP, Inc. (Florida)
                  ESI Australia II. Inc. (Delaware)
                  ESI Calistoga GP, Inc. (Florida)
                  ESI Calistoga LP, Inc. (Florida)
                  ESI Chesapeake Power, Inc. (Florida)
                  ESI Dixie Valley, Inc. (Florida)
                  ESI Dixie Valley LP, Inc. (Florida)
                  ESI Geothermal, Inc. (Florida)
                  ESI Jonesboro, Inc. (Florida)
                  ESI Lake Benton Holdings, Inc. (Florida)
                  ESI New Bedford LLC (Delaware)
                  ESI New Jersey Energy GP, Inc. (Florida)
                  ESI Philippines, Inc. (Florida)
                  ESI Prairie Winds GP, LLC (Delaware)
                  ESI Prairie Winds LP, LLC (Delaware)
                  ESI Semass Corp. LP, Inc. (Florida)
                  ESI Silverado Delaware, LLC (Delaware)
                  ESI Silverado Holdings, LLC (Delaware)
                  ESI Steamboat, Inc. (Florida)
                  ESI West Enfield, Inc. (Florida)
                  ESI WTE Development, Inc. (Florida)
                  FPL Energy Altamont Acquisitions LLC (Delaware)
                  FPL Energy CAL Hydro, LLC (Delaware)
                  FPL Energy Coldwater Creek, LLC (Delaware)
                  FPL Energy Doswell Holdings, Inc. (Florida)
                  Doswell Funding Corporation (Florida)
                  FPL Energy Equipment Facility, LLC (Delaware)
                  FPL Energy Geysers, LLC (Delaware)
                  FPL Energy Geysers Holdings I, LLC (Delaware)
                  FPL Energy Geysers Holdings II, LLC (Delaware)
                  FPL Energy Great Plains Wind, LLC (Delaware)
                  FPL Energy GRP 91-2, LLC (Delaware)
                  FPL Energy GRP 92, LLC (Delaware)
                  Green Ridge Power 91-2, LLC (Delaware)
                  Green Ridge Power 92, LLC (Delaware)
                  FPL Energy Island End GP, LLC (Delaware)
                  FPL Energy Island End LP, LLC (Delaware)
                  FPL Energy Livermore, LLC (Delaware)
                  FPL Energy Mohave, LLC (Delaware)
                  FPL Energy Brady Power Services, Inc. (Florida)
                  FPL Energy Calistoga Power Services, Inc. (Florida) FPL Energy CO2 Operations, Inc. (Florida)
                  FPL Energy Doswell Power Services, Inc. (Florida) FPL Energy Virginia Power Services, Inc. (Florida) FPL Energy Western Development, LLC (Delaware)
                  FPL Energy Wisconsin Holdings, LLC (Delaware)
                  FPL Energy Wisconsin Wind, LLC (Delaware)
                  FPLE Oceanside Energy Center LLC (Delaware)
                  Oceanside Energy Center LLC (Delaware)
                  FPL Energy Windridge Acquistions, LLC (Delaware) Windridge LLC (Delaware)
                  Grey County Wind Energy, LLC (Delaware)
                  Harper Lake Acquisitions, Inc. (Florida)
                  Harper Lake Holdings, Inc. (Florida)
                  Harper Lake Management, Inc. (Florida)
                  High Winds Holdings, LLC (Delaware)
                  High Winds, LLC (Delaware)
                  NG Acquisition LLC (Florida)
                  Nevada Geothermal Holdings, LLC (Florida)
                  Opal Holdings, LLC (Delaware)
                  Square Lake Holdings, Inc. (Delaware)
                  Yadkin River Power Company, LLC (Delaware)



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1     See Rule 58(b)(1)(v).

2 The Commission has authorized subsidiaries of registered holding companies to offer services to nonassociates utilizing equipment and facilities acquired for their own purposes during periods of nonutilitzation. See Indiana & Michigan Electric Co., Holding Co. Act Release No. 24039 (Mar. 4, 1986) (use of coal transportation equipment); Ohio Power Company, Holding Co. Act Release No. 25427 (Dec. 11, 1991) (railcar repair service).

3 The Commission has authorized registered holding companies to retain nonutility businesses engaged directly or indirectly in the development of energy projects. See, e.g., Keyspan Corp., Holding Co. Act Release No. 27271 (Nov. 7, 2000); Central and South West Corp., Holding Co. Act Release No. 25162 (Sep. 28, 1990).

4     See Rule 58(b)(1)(vii).

5     Id.

6 The Commission has permitted registered holding companies to retain non-profit corporations that fund educational, artistic, and social enterprises. See, e.g., WPL Holdings, Inc., Holding Co. Act Release No. 26856 (1998).

7 See Central and South West Corp., Holding Co. Act Release No. 23578 (Jan. 22, 1985).

8 The Commission has permitted registered holding companies to make and retain investments to support civic, charitable, and economic development ventures. See New Century Energies, Holding Co. Act Release No. 27212 (Aug. 16, 2000); Alliant Energy Corp., Holding Co. Act Release No. 27198 (July 10, 2000); WPL Corp., supra note 5.

9     See New Century Energies, Holding Co. Act Release No. 27000 (April 7,
      1999) (authorizing organization and capitalization of one or more "intermediate" nonutility subsidiaries to act as holding companies over other nonutility subsidiaries).

10 The Commission has authorized a number of registered holding companies to form or retain special-purpose financing subsidiaries. See, e.g., The Southern Company, Holding Co. Act Release No. 27134 (Feb. 9, 2000); New Century Energies, Inc., Holding Company Act Release No. 26748 (Aug. 1, 1997); Exelon Corp., Holding Co. Act Release No. 27256 (Oct. 19, 2000).

11    See Rule 58(b)(1)(ii).

12 The Commission has authorized subsidiaries of registered holding companies to sell data processing services. See, e.g., Cinergy Corp., Holding Co. Act Release No. 26662 (Feb. 7, 1997).

13    See Rule 58(b)(1)(vi).

14    See supra note 10 and cases cited therein.

15 See Conectiv, Holding Co. Act Release No. 27135 (Feb. 10, 2000); GPU, Inc., Holding Co. Act Release No. 27196 (July 6, 2000).

16    See Ameren Corp., Holding Co. Act Release No. 26809 (Dec. 30, 1997).

17    See Central and South West Corp., supra note 7.

18    See, e.g., New Century Energies, Inc., supra note 9.

19    Section 32 of the Act and Rule 53 thereunder.

20    Rule 58(b)(1)(viii).

21    See Central and South West Corp., supra note 7.

22    Rule 58(b)(1)(v).

23    In their Application, Applicants request authority for FPL
      Non-Regulated Subsidiaries, including FPL Energy Project Management, Inc., to continue to provide services to other FPL Non-Regulated Subsidiaries and to Entergy Non-Regulated Subsidiaries and New Non-Regulated Subsidiaries, as those terms are defined in the Application.

24    See New Century Energies, Inc., supra note 9.

25    See supra note 2 and cases cited therein.

26    Rule 58(b)(1)(viii).

27    See supra note 2 and cases cited therein.

28    Id.

29    See New Century Energies, Inc., supra note 9.

30    Rule 58(b)(1)(viii).

31    Id.

32    See New Century Energies, Inc., supra note 9.

33    Id.

34    Id.

35    Rule 58(b)(1)(viii).

36    Id.

37    Id.

38    Section 32 of the Act and Rule 53 thereunder.

39    Rule 58(b)(1)(viii).

40    Id.

41    Id.

42    Id.

43    Id.

44    Id.

45    Id.

46    Id.

47    Rule 58(b)(1)(vii).

48    See supra note 10 and cases cited therein.

49    Id.

50    Section 34 of the Act and Rule 53 thereunder.

51    Rule 58(b)(1)(viii).

52    Section 34 of the Act and Rule 53 thereunder.

53    Rule 58(b)(1)(viii).

54    Section 34 of the Act and Rule 53 thereunder.

55    See Central and South West Corp., supra note 7.

56    Rule 58(b)(1)(viii).

57    See supra note 2 and cases cited therein.

58    Id.

59    Rule 58(b)(1)(viii).

60    See supra note 3 and cases cited therein.

61    Id.

62    Id.

63    Section 34 of the Act and Rule 53 thereunder.

64    See supra note 3 and cases cited therein.

65    Id.

66    Section 34 of the Act and Rule 53 thereunder.

67    Rule 58(b)(1)(vii).

68    Rule 58(b)(1)(viii).

69    Rule 58(b)(1)(vii).

70    Section 32 of the Act.

71    See supra note 3 and cases cited therein.

72    Rule 58(b)(1)(viii).

73    See supra note 3 and cases cited therein.

74    Section 34 of the Act and Rule 53 thereunder.

75    See New Century Energies, supra note 9.

76    Rule 58(b)(1)(viii).

77    See New Century Energies, supra note 9.

78    See supra note 2 and cases cited therein.

79    Id.

80    Central and South West Corp., supra note 7.

81    See supra note 3 and cases cited therein.

82    Id.

83    Id.